EXHIBIT 32(b)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended December 25, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 3, 2014	By:	/s/ Guy J. Constant
Guy J. Constant,
Executive Vice President,
Chief Financial Officer and
President of Global Business Development
(Principal Financial Officer)